UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2005

Commission File Number: 333 - 118398

SOUND REVOLUTION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

345 West 11th Avenue, Unit 4, Vancouver, British Columbia, Canada V5Y 1T3
(Address of principal executive offices)

     (604) 780-3914
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 30, 2005, Heather Remillard, President and Chief Executive Officer of Sound Revolution Inc. (the “Company”), submitted her resignation notice to the Company, effective immediately.

Penny Green, the current Chairman and Chief Financial Officer of the Company, was appointed to serve as President and Chief Executive Officer, effective June 1, 2005 following Ms. Remillard’s resignation. Penny Green, 33, founded the Company in 2001and has served as Chairman, since 2001 and Chief Financial Officer since August, 2004. Ms. Green served as President and Chief Executive Officer from June, 2001 to March, 2004.

Ms. Green has worked in various aspects of the entertainment industry for over 8 years. From October, 2000 to April, 2004, Ms. Green was Director, President and Chief Executive Officer of Mediatelevision.tv, Inc. (formerly OTC.BB.MTVI), which was in the business of developing original streaming media shows for the Internet. Ms. Green worked as VP, Business Development of Angelaudio.com, Inc. (formerly OTC.BB.AADC), an online music distribution company, from May, 2000 to September, 2000. She has been practicing law and has been a member in good standing with the Law Society of British Columbia since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005	SOUND REVOLUTION INC.
(Registrant)

	By:	/s/ Penny Green
Penny Green, Director, Chair of the Board, President, Chief Executive Officer Chief Financial Officer, Secretary, Treasurer.